Exhibit 99.2

Trebia Acquisition Corp. and System1 Announce Closing of Business Combination

Combined Company to Trade on NYSE Under Ticker SST Commencing January 28, 2022 January 27, 2022 16:05 ET | Source: System1, LLC

LOS ANGELES, Jan. 27, 2022 (GLOBE NEWSWIRE) — System1 (together with Protected.net Group, “System1” or the “Company”), an omnichannel customer acquisition marketing platform, and Trebia Acquisition Corp. (“TREB” or “Trebia”) (NYSE: TREB), a special purpose acquisition company formed by entities affiliated with William P. Foley II and Frank Martire Jr, announced today the completion of their business combination (the “Business Combination”). The Business Combination was approved by a majority of Trebia stockholders at a special meeting held on January 20, 2022.

Through a series of transactions, System1 has combined with Trebia, and Trebia has changed its name to “System1, Inc.” as of the closing date. Beginning on January 28, 2022, System1’s common stock is expected to begin trading on the New York Stock Exchange (“NYSE”) under the ticker symbol “SST.”

System1 brings to the NYSE a leading digital marketer that delivers high-intent customers to advertising partners and its own subscription products utilizing its omnichannel and omnivertical Responsive Acquisition Marketing Platform (RAMP). System1’s RAMP technology allows it to build brands with reach, develop and distribute a suite of privacy-focused products and deliver high-intent customers to its advertising partners.

System1’s management team, led by Chief Executive Officer and Co-Founder Michael Blend, will continue to lead the combined company, while Trebia’s Co-Founders William P. Foley II and Frank Martire Jr will join the combined company’s Board of Directors.

“I would like to thank the Trebia team for their hard work in providing us the vehicle to start System1’s next chapter as a public company,” commented Chief Executive Officer Michael Blend. “In a market where it is difficult to find value, System1 presents a unique opportunity to invest in a rapidly-growing and high cash flow-generating technology company at what we believe is an attractive valuation. We have built a fantastic team, and our RAMP technology is accelerating our business across customer acquisition and subscriptions.”

William P. Foley II, Chairman of Cannae, commented, “We are proud to partner with System1 and look forward to supporting this exciting new chapter for the company. With its proprietary RAMP technology and unique value proposition, we’re confident that System1 will continue to expand its position as a leading digital advertising company. We are excited to see System1 enter its next phase of growth, now with added capital resources.”

About System1

System1 combines best-in-class technology & data science to operate its advanced Responsive Acquisition Marketing Platform (RAMP). System1’s RAMP is omnichannel and omnivertical, and built for a privacy-centric world. RAMP enables the building of powerful brands across multiple consumer verticals, the development & growth of a suite of privacy-focused products, and the delivery of high-intent customers to advertising partners.

For more information, visit www.system1.com.

About Trebia Acquisition Corp.

Trebia Acquisition Corp. is a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more business entities. The company was founded by William P. Foley, II and Frank R. Martire, Jr. on February 11, 2020 and is headquartered in New York, NY.

For more information, visit www.trebiaacqcorp.com.

Forward Looking Statements

This communication includes “forward-looking statements”. Forward-looking statements include, but are not limited to, statements regarding System1 or its management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this document may include, for example, statements about System1’s industry and market sizes; future opportunities for System1; expectations and projections concerning the future financial and operational performance and/or results of operations of System1.

The forward-looking statements contained in this document are based on System1’s current expectations and beliefs concerning future developments, and their potential effects on System1 taking into account information currently available.

These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause System1’s actual financial results or operating performance to be materially different from those expressed or implied by these forward-looking statements. Such risks, uncertainties and assumptions include, but are not limited to: (1) the impact of COVID-19 on System1’s business; (2) the inability to maintain the listing of System1’s common stock on the NYSE following the proposed Business Combination; (3) the risk that the Business Combination disrupts current plans and operations as a result of the consummation of the Business Combination; (4) the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, the ability of System1 to grow and manage growth profitably, and retain its key employees; (5) costs related to the Business Combination; (6) changes in applicable laws or regulations (including those concerning data security, consumer privacy and/or information sharing); and (7) the possibility that System1 may be adversely affected by other economic, business, and/or competitive factors. The foregoing list of factors is not exclusive. Additional information concerning certain of these and other risk factors is contained in System1’s most recent filings with the SEC, including the Proxy Statement/Prospectus filed in connection with the Business Combination.

Contacts:

Investors

Ashley DeSimone

ICR, Inc.

Ashley.desimone@icrinc.com

Brett Milotte

ICR, Inc.

Brett.milotte@icrinc.com

Media

Dan McDermott

ICR, Inc.

Dan.mcdermott@icrinc.com